EXHIBIT 5

                        [Dorsey & Whitney LLP Letterhead]




National Computer Systems, Inc.
11000 Prairie Lakes Drive
Eden Prairie, Minnesota  55344

                  Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to National Computer Systems, Inc., a Minnesota corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of 542,632 shares (the "Shares") of common stock, par value $.03 per share, of the Company. The Shares will be sold from time to time by the selling shareholders (the "Selling Shareholders") named in the Registration Statement, on the Nasdaq National Market or otherwise, directly or through underwriters, brokers or dealers.

                  We  have  examined  such  documents  and  have  reviewed  such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

                  Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

                  Our opinions expressed above are limited to the laws of the State of Minnesota.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

Dated:  April 18, 1997                               Very truly yours,

                                                     /s/ Dorsey & Whitney LLP


JLS